November 2, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

We are aware that ENSCO International Incorporated has included our report dated November 2, 1998 (issued pursuant to the provisions of Statement on Auditing Standard No. 71) in the Company's Registration Statements on Form S-3 (Nos. 33-42965, 33-46500, 33-49590, 33-43756, 33-64642, 333-03575 and
333-37897), and any existing amendments thereto, and Form S-8 (Nos. 333-58625, 33-14714, 33-32447, 33-35862, 33-40282 and 33-41294). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP